                                                                      EXHIBIT 21





SUBSIDIARIES OF QUANEX CORPORATION                 JURISDICTION OF INCORPORATION
----------------------------------                 -----------------------------
 Piper Impact, Inc.                                 Delaware
 Quanex Bar, Inc.                                   Delaware
 Quanex Steel, Inc.                                 Delaware
 Quanex Health Management Company, Inc.             Delaware
 Quanex Manufacturing, Inc.                         Delaware
 Quanex Solutions, Inc.                             Delaware
 Quanex Technologies, Inc.                          Delaware
 Quanex Foreign Sales Corporation                   U.S. Virgin Islands
 Piper Impact Europe B.V.                           The Netherlands
 Nichols Aluminum-Alabama, Inc.                     Delaware
 Quanex Windows, Inc.                               Delaware
 Quanex Two, Inc.                                   Delaware
 Quanex Three, Inc.                                 Delaware
 Quanex Four, Inc.                                  Delaware
 Quanex Five, Inc.                                  Delaware
 Quanex Six, Inc.                                   Delaware
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